UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

TWO HARBORS INVESTMENT CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TWO Urges Stockholders to Vote FOR the CCM Transaction Today;
Failure to Approve Risks a Significant Decline in TWO’s Stock Price

TWO Directly Engaged with UWMC and Asked for a Superior Proposal;
UWMC Has Not Submitted One

TWO Stockholders Should Protect Their Investment by Voting “FOR” the CCM Transaction
on the WHITE Proxy Card Today

NEW YORK, June 22, 2026 — Two Harbors Investment Corp. (NYSE: TWO) (“Two” or the “Company”) today issued the following statement regarding the pending transaction with CrossCountry Mortgage, LLC (“CrossCountry” or “CCM”):

TWO stockholders face a consequential choice at TWO’s Special Meeting: the certainty of $12.00 per share in cash under the CCM transaction or the potential significant decline in the value of TWO common stock if the transaction is not approved – with no actionable alternative on the table. The Board unanimously recommends that stockholders vote ‘FOR’ the CCM transaction on the WHITE proxy card.

In an effort to obtain the best result for all stockholders, and at their urging, TWO engaged directly with UWMC and asked it to submit any proposal that would address the Board’s longstanding concerns. UWMC has not done so. Across the five-day waiver window and the nine days since, UWMC has not submitted a revised proposal, contacted TWO or its advisors, requested diligence or taken any other constructive action that might reasonably be expected to lead to a superior proposal. Nothing in the CCM merger agreement prevents UWMC from submitting a proposal at any time – whether before, during or after the waiver period. This is not how a motivated buyer behaves.

If stockholders fail to approve the CCM transaction, there is no reason to believe that TWO would receive a superior proposal, or any proposal at all, from UWMC or any other third party.

UWMC’s precipitous share-price decline underscores that UWMC may not even be a viable counterparty; the stock is down more than 50% since December 2025. Most recently, UWMC’s stock closed at an all-time low on June 18, 2026, marking its fourteenth new all-time low over the last 15 trading sessions. That matters here because UWMC has proposed to acquire TWO using its own common stock as the default consideration. At UWMC’s June 18, 2026 closing price of $2.22 per share, stockholders who default into UWMC stock would receive equity consideration worth only $5.18 per TWO share – roughly 41% of UWMC’s advertised headline price.

If approved tomorrow, the CCM transaction – CCM’s best and final offer – will deliver $12.00 per share in cash to every TWO stockholder, plus a pro-rated stub dividend (estimated to be worth approximately $0.23 should the transaction close at the end of August), with no election required and no risk of defaulting to volatile, devalued UWMC stock. We have already secured 47 of the 53 required regulatory approvals, obtained early termination of the HSR waiting period, and are on track to close in August 2026.

The choice is clear: stockholders should vote “FOR” CCM’s certain, actionable all-cash transaction, or risk significant value destruction.

Vote “FOR” the CCM Transaction Today

The TWO Board unanimously recommends that stockholders vote “FOR” the CCM transaction on the WHITE proxy card today. Stockholders who have not yet voted are urged to do so promptly to protect their investment.

TWO stockholders who need assistance completing their proxy card or have questions regarding the Special Meeting of Stockholders may contact TWO’s proxy solicitor:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, NY 10005

Email: TWO@dfking.com

Banks and Brokers, please call: (646) 677-2516

Toll-Free: (888) 887-0082

About TWO

TWO (Two Harbors Investment Corp., NYSE: TWO), a Maryland corporation, is a real estate investment trust that invests in mortgage servicing rights, residential mortgage-backed securities and other financial assets. TWO is headquartered in St. Louis Park, MN.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements,” including certain plans, expectations, goals, projections and statements about the proposed CCM transaction, TWO’s and CCM’s plans, objectives, expectations and intentions, the expected timing of completion of the proposed CCM transaction, the ability of the parties to complete the proposed CCM transaction considering the various closing conditions; and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that TWO or CCM expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “estimate,” “plan,” “continue,” “intend,” “could,” “foresee,” “should,” “would,” “may,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. TWO’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although TWO believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include, among other things: the expected timing and likelihood of completion of the proposed CCM transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed CCM transaction; the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed CCM transaction, including stockholder approval by TWO stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed CCM transaction in a timely manner or at all; risks related to disruption of management’s attention from ongoing business operations due to the proposed CCM transaction; the risk that any announcements relating to the proposed CCM transaction could have adverse effects on the market price of TWO common stock; the outcome of any legal proceedings relating to the proposed CCM transaction, including stockholder litigation in connection with the proposed CCM transaction; and that TWO may be adversely affected by other economic, business or competitive factors. All such factors are difficult to predict and are beyond the control of TWO and CCM, including those detailed in TWO’s annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K that are available on TWO’s website at www.twoinv.com/investors and on the SEC’s website at www.sec.gov.

Each of the forward-looking statements of TWO is based on assumptions that TWO believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and TWO does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed CCM transaction, TWO filed with the SEC a Proxy Statement. The Proxy Statement was first mailed to TWO stockholders on or about April 20, 2026, and was thereafter supplemented. The proposed CCM transaction will be submitted to the TWO stockholders for their approval. TWO may also file other documents with the SEC regarding the proposed CCM transaction. The Proxy Statement contains important information about the proposed CCM transaction and related matters. This press release is not a substitute for the Proxy Statement or any other documents that TWO may file with the SEC or send to TWO stockholders in connection with the proposed CCM transaction. INVESTORS AND SECURITYHOLDERS OF TWO ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED CCM TRANSACTION (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CCM TRANSACTION AND RELATED MATTERS. Investors and securityholders may obtain a free copy of the Proxy Statement and all other documents filed or that will be filed with the SEC by TWO on the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by TWO will be made available free of charge on TWO’s website at www.twoinv.com/investors or by directing a request to: Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, Attention: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

TWO and its directors, executive officers and certain other members of management and employees of TWO may be deemed to be “participants” in the solicitation of proxies from the TWO stockholders in connection with the proposed CCM transaction. Securityholders can find information about TWO and its directors and executive officers and their ownership of TWO common stock in the Proxy Statement. Additional information regarding the interests of such individuals in the proposed CCM transaction is included in the Proxy Statement relating to the proposed CCM transaction. Free copies of these documents may be obtained as described in the preceding paragraph.

Contact

TWO Investor Relations

investors@twoinv.com